UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

                INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices)        (Zip Code)

                                                                  (205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 29, 2011, Infinity Property and Casualty Corporation (the “Company”) entered into the first amendment to amended and restated credit agreement (the “First Amendment”) with Regions Bank (the “Lender”). The First Amendment amended the terms of the amended and restated credit agreement (the “Original Agreement,” and together with the First Amendment, the “Credit Agreement”), dated August 31, 2008, by and between the Company and the Lender. The Credit Agreement provides the Company with an unsecured revolving credit facility having a maximum facility amount of $50,000,000. The First Amendment amends the Original Agreement by, among other things, (i) extending the term of the Credit Agreement to August 31, 2014, (ii) providing that advances will bear interest at a rate equal to the one-month LIBOR rate plus one percent (100 basis points) per annum and (iii) providing that the Company will pay a per annum facility fee equal to twenty basis points times the maximum facility amount.

The foregoing summary is not intended to be comprehensive and is qualified in its entirety by the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10 and incorporated by reference as if fully set forth herein, and of the Original Agreement, a copy of which is attached as Exhibit 10 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 4, 2008, and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10	First Amendment to Amended and Restated Credit Agreement, dated as of August 31, 2011, by and between Infinity Property and Casualty Corporation and Regions Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

By: /s/ Samuel J. Simon
Name:	Samuel J. Simon
Title:	Executive Vice President, General Counsel and Assistant Secretary

Date:    September 1, 2011